December 29, 2011

Alpine Equity Trust
615 East Michigan Street, 3rd Floor
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Alpine Global Consumer Growth Fund, Alpine International Real Estate Equity Fund, Alpine Realty Income & Growth Fund, Alpine Emerging Markets Real Estate Fund, and Alpine Global Infrastructure Fund (each, a “Fund”), each a series of Alpine Equity Trust, a Massachusetts business trust (the “Trust”) in connection with the post-effective amendment to the Trust's registration statement on Form N-1A to be filed with the Securities and Exchange Commission on or about December 29, 2011 (the "Registration Statement"), with respect to each Fund’s Class A shares of beneficial interest, $0.0001 par value per share (the "Shares”).  You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)        a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b)        copies, as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust dated October 26, 1988, and all amendments thereto on file with  the Secretary of the Commonwealth (the "Declaration");

(c)        a copy, as electronically executed by the Trustees of the Trust on February 25, 2011 and filed with the Secretary of the Commonwealth of Massachusetts on September 29, 2011, of the Trust’s Restated Certificate of Designation (the “Series Designation”) and a copy, as filed with the Secretary of the Commonwealth of Massachusetts on December 14, 2011, of the Trust’s Designation of Classes of Shares (the “Class Designation,” such Series Designation and Class Designation referred to herein collectively as the “Designations”);

(d)        a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration,

December 29, 2011

Designations, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on September 27, 2011 authorizing the issuance of the Shares (the “Resolutions”); and

(e)        a draft received on December 8, 2011 of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.  We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (e) above.  We have also assumed for the purposes of this opinion that the Declaration, the Designations and the Resolutions will not have been amended, modified or withdrawn with respect to the Shares and will be in full force and effect on the date of issuance of such Shares, and that the Shares, when issued, will be issued for not less than the greater of the par value or the net asset value per Share, such net asset value determined in accordance with the provisions of Article VIII of the Declaration.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein.  No opinion is given herein as to the choice of law which any tribunal may apply to such transaction.  In addition, to the extent that the Trust’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust’s Declaration and the Resolutions and for the consideration described in the

December 29, 2011

Registration Statement will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP